                                                                    EXHIBIT 11.1

                                 NEOPHARM, INC.
                        CALCULATION OF EARNINGS PER SHARE
                              FOR DECEMBER 31, 1998


                                                  12/31/96        12/31/97      12/31/98
                                               ------------    ------------  ------------
Net loss for the period                        $(1,865,645)    $(2,021,677)  $(1,573,723)
Weighted average shares outstanding              7,803,412       8,146,746     8,213,980
                                               ------------    ------------  ------------
                                               ------------    ------------  ------------
Net loss per share                                  ($0.24)         ($0.25)       ($0.19)
                                               ------------    ------------  ------------
                                               ------------    ------------  ------------

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